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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                            KEY CAPITAL CORPORATION

                                   AS AMENDED


     The undersigned, David H. Wells, Jr., whose address is 7F Gwynns Mills Court, Owings Mills, Maryland 21117, being of legal age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland having the following Articles of Incorporation:


                                   ARTICLE I

                                      NAME

     The name of the corporation is Key Capital Corporation (herein the "Corporation").


                                   ARTICLE II

                                PRINCIPAL OFFICE

     The address of the Corporation's principal office in the State of Maryland is 7F Gwynns Mill Court, Owings Mills, Maryland 21117 or such other place as may be designated in the Bylaws.


                                  ARTICLE III

                                     POWERS

     The purpose for which the Corporation is organized is to act as a financial institution holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the General Laws of the State of Maryland. The Corporation shall have all the powers of a corporation organized under the General Laws of the State of Maryland.


                                   ARTICLE IV

                                 RESIDENT AGENT

          The name and address of the initial resident agent of the Corporation in the State of Maryland is David H. Wells, Jr., 7F Gwynns Mill Court, Owings Mills, Maryland 21117. The resident agent is a citizen of the State of Maryland and actually resides therein.

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                                   ARTICLE V

                               INITIAL DIRECTORS

     The number of directors constituting the initial board of directors of the Corporation shall be twelve (12), which number may be increased or decreased pursuant to the bylaws of the Corporation and Article XI of these Articles, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the persons who are to serve as directors until the first annual meeting of stockholders and until their successors are elected and qualified, are:

                                      Name
                                      ----

                     Morton Shapiro           Joel Dackman
                     Seymour Sussman          Marc Rosen
                     David H. Wells, Jr.      Bernard Dackman
                     John J. Davis            Charles G. Jules
                     Irwin R. Cohen           Jan C. Feldman
                     Philip Glazer            Richard Sussman


                                   ARTICLE VI

                                 CAPITAL STOCK

    The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 20,000,000, all of which are to be shares of common stock, $1.00 par value per share. The aggregate par value of all shares of capital stock is $20,000,000. The shares may be issued by the Corporation from time to time as first approved by the board of directors of the Corporation and then approved by the holders of not less than of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, except as otherwise provided in this Article VI or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares, other than cash, shall be determined by the board of directors, and approved by the Corporation's shareholders as provided above, in accordance with the General Laws of the State of Maryland. In the absence of actual fraud in the transaction, the judgment of the board of directors and shareholders as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance. Shareholder approval for the issuance of capital stock shall not be required (and the board of directors of the Corporation shall have sole authority to issue) (i) upon issuance of a pro rata stock dividend or (ii) upon issuance or sale of any shares of capital stock acquired pursuant to the provisions of Article VIII herein.

    The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders, except as to the cumulation of votes for the election of directors.

    Dividends may be paid on the common stock out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of the Corporation.

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    In the event of any liquidation, dissolution or winding up of the
Corporation, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

    Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.


                                  ARTICLE VII

                               PREEMPTIVE RIGHTS

    No holder of any of the shares, or of options, warrants or other rights to purchase shares or other securities, of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock of the Corporation.


                                  ARTICLE VIII

                              REPURCHASE OF SHARES

    The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.


                                   ARTICLE IX

                  MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

    A. Notwithstanding any other provision of these Articles or the bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

    B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the President of the Corporation, the board of directors of the Corporation, by a committee of the board of directors which has been duly designated by the board of directors, or in accordance with the bylaws of the Corporation.

    C. There shall be cumulative voting by stockholders in the election of directors of the Corporation.

    D. Meetings of stockholders may be held within or without the State of Maryland, as the bylaws may provide.

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                                   ARTICLE X

                      NOTICE FOR NOMINATIONS AND PROPOSALS

    A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

    B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

    C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                   ARTICLE XI

                                   DIRECTORS

    A.  Number; Vacancies.  The number of directors of the Corporation shall be
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such number, not less than 3 nor more than 25 as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the board of directors which results from any cause except an increase in the number of directors. A majority of the entire board of directors may fill a vacancy which results from an increase in the number of directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

     B.  Classified Board.  The board of directors of the Corporation shall be
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divided into three classes of directors which shall be designated Class I, Class
II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of

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all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or III as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class I; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class III. At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

    Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.


                                  ARTICLE XII

                              REMOVAL OF DIRECTORS

    Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose. If less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such directors is a part.


                                  ARTICLE XIII

                                INDEMNIFICATION

    The Corporation shall indemnify to the fullest extent permissible under the Maryland General Corporation Law any individual who is or was a director, officer, employee, or agent of the Corporation, and any individual who serves or has served at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his service in such capacity. An individual will not be indemnified if it is proved that the act or ommission at issue was material to the cause of action adjudicated in the subject proceding and that (i) it was committed in bad faith, or (ii) it was the result of active and deliberate dishonesty, or (iii) the individual actually received an improper personal benefit in money, property, or services, or (iv) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or ommission was unlawful.

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                                  ARTICLE XIV

               LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

    An officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of their fiduciary duty as an officer or director, unless: (i) it is proved that the individual officer or director actually received an improper benefit or profit in money, property or services from the Corporation; or (ii) a judgment or other final adjudication adverse to the individual officer or director is entered in a proceeding based on a finding in the proceeding that the individual's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If the Maryland General Corporation Law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Maryland General Corporation Law, as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE XV

                              AMENDMENT OF BYLAWS

    In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation, except as expressly provided herein. Notwithstanding any other provision of these Articles or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors; provided that only the shareholders (by the vote specified above) and not the directors shall be authorized to make, repeal, alter, amend and rescind the following Bylaws provisions: Article II, Sections 3, 8, 10 and 12(c); Article III, Sections 2, 10 and 11; and Article XI.

                                  ARTICLE XVI

                     AMENDMENT OF ARTICLES OF INCORPORATION

    The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles XII, XIII, XIV and this Article XVI of these Articles may not be repealed, altered amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

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     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Laws of the State of Maryland, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of August, 1990.



                            /s/David H. Wells, Jr.
                            ---------------------------------------
                            David H. Wells, Jr., Incorporator

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